Exhibit 23.1





                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Competitive Technologies, Inc. on Form S-8 pertaining to the 1997 Employees' Stock Option Plan, of our report dated October 15, 1997, on our audits of the consolidated financial statements of Competitive Technologies, Inc. as of July 31, 1997 and 1996, and for each of the three years in the period ended July 31, 1997, which report is included in the Annual Report on Form 10-K.


                               s/ COOPERS & LYBRAND L.L.P.

Stamford, Connecticut
March 31, 1998